                                                                    Exhibit 23.1

                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 4, 1996 with respect to the consolidated financial statements of Venture Seismic Ltd. (the "Company") included in its Annual Report on Form 10-KSB, incorporated by reference in this post-effective amendment No. 1 on Form S-3 to the Company's Registration Statement on Form SB-2 (File No. 33-97132), and related prospectus of the Company.

                                         /s/ ERNST & YOUNG
                                         Chartered Accountants

Calgary, Alberta
October 31, 1997